Exhibit 3.3

                                                                Filed # C7282-00
                                                                    May 23, 2002
                                In the office of Dean Heller, Secretary of State

            CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF
                                 ENTERNET, Inc.

We, the undersigned President and Secretary of Enternet, Inc. do hereby certify:

      That the Board of Directors of said corporation at a meeting duly convened and held on the 3rd day of May 2002 adopted a resolution to amended the original articles as follows:

Article 1 is hereby amended to read as follows:

      That the name of the corporation is Secured Data, Inc.

Article 4 is hereby amended to read as follows:

      The amount of the total authorized capital stock of the corporation is One Hundred Thousand Dollars ($100,000) consisting of One Hundred Million (100,000,000) shares of Common stock with a par value of $.001 each.

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The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 11,200,000: that the said change(s) and amendment has been consented to and approved by the holding at least majority of each class of stock outstanding and entitled to vote thereon.


                                                /s/ Craig Robson, President
                                                ---------------------------
                                                Craig Robson, President


                                                /s/ Craig Robson, Secretary
                                                ---------------------------
                                                Craig Robson, Secretary

Providence of British Columbia
City of Richmond

      On May 21, 2002, personally appeared before me, a Notary Public,


Craig Robson and Craig Robson
-----------------------------------------------
(Name of person appearing and signing document)

Who acknowledged that they executed the above instrument.


/s/ Malek Allibhai                                        [Notary Stamp]
------------------
Signature of Notary

                                                                  MALEK ALLIBHAI
                                                                   Notary Public
                                                        #201-6411 Buswell Street
                                                          Richmond, B.C. V6Y 2G5
                                                                   Tel: 244-8993